UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 9, 2009, Kraft Foods issued an announcement pursuant to Rule 2.5 of the U.K. City Code on Takeovers and Mergers disclosing our firm intention to make an offer to acquire each outstanding ordinary share of Cadbury plc. A copy of the announcement is attached as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Pursuant to General Instruction B.2. to Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Information.

We also are filing updated risk factors, attached as Exhibit 99.2, relating to our business that have been prepared in connection with a preliminary proxy statement to be filed with the Securities and Exchange Commission. As disclosed in Part II—Item 1A of our 10-Q for the period ended September 30, 2009, we have not identified any material changes to the risk factors disclosed in our Form 10-K for the year ended December 31, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit Number	Description
99.1	Rule 2.5 Announcement dated November 9, 2009
99.2	Risk Factors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
Date: November 9, 2009
/S/ CAROL J. WARD
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary